UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2009
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Address of principal executive offices: 637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code: (919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On March 2, 2009, Harris Stratex Networks, Inc. (the “Company”) announced that it closed the acquisition (the “Acquisition”) of Telsima Corporation (“Telsima”) of Sunnyvale, California. Telsima is a leading developer and provider of WiMAX Forum Certified™ products for use in next generation broadband wireless networks. The Acquisition closed on February 27, 2009 and was consummated pursuant to an Agreement and Plan of Merger, dated February 27, 2009 (the “Merger Agreement”), by and among Harris Stratex Networks Operating Corporation, a wholly-owned subsidiary of the Company (“HSNOC”), Eagle Networks Merger Corporation, a wholly-owned subsidiary of HSNOC (“Merger Sub”), Telsima and the Holder Representative party thereto. The Merger Agreement provided for the acquisition by HSNOC of all of the outstanding equity securities of Telsima for cash through the merger of Merger Sub with and into Telsima. Following such merger, Telsima became a wholly-owned subsidiary of HSNOC.
Under the terms of the Merger Agreement, HSNOC will pay to the stockholders of Telsima a maximum aggregate consideration equal to (i) $12 million minus (ii) $2 million in respect of advances made by the Company to Telsima prior to the Acquisition, plus (iii) an amount equal to 70% of any amounts collected by the Company from certain Telsima customers during the period between February 27, 2009 and March 31, 2009. $2 million of the aggregate consideration was payable upon the closing of the Acquisition, $2.5 million of the aggregate consideration is payable on or about May 27, 2009 and $2.5 million of the aggregate consideration is payable on or about August 27, 2009, with each of the May 27, 2009 and August 27, 2009 payments subject to adjustment based on the collections from Telsima customers described above. Pursuant to the Merger Agreement, HSNOC has retained a $3 million holdback amount with respect to certain indemnification and other obligations of the former stockholders of Telsima and this holdback amount is due to be settled on or about February 27, 2010. In connection with the Acquisition, the Company executed a guarantee of all of the amounts payable by HSNOC under the terms of the Merger Agreement.
A copy of the related press release announcing the closing of the Acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Financial statements of the acquired business have not been included herein but will be included in an amendment to this Current Report on Form 8-K to be filed no later than May 18, 2009.
(b) Pro Forma Financial Information.
Pro forma financial information has not been included herein but will be included in an amendment to this Current Report on Form 8-K to be filed no later than May 18, 2009.
(d) Exhibits.
The following exhibits are furnished with this document.

2.1	Agreement and Plan of Merger by and among Harris Stratex Networks Operating Corporation, Eagle Networks Merger Corporation, Telsima Corporation and the Holder Representative dated as of February 27, 2009.

99.1	Press Release issued March 2, 2009 by Harris Stratex Networks, Inc.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
March 6, 2009	By:	/s/ J. Russell Mincey
		Name:	J. Russell Mincey
Interim Principal Financial Officer, Interim Principal Accounting Officer, Global Corporate Controller